UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2010 (April 26, 2010)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2026 McGaw Avenue Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 428-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

            This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, the Board of Directors of Composite Technology Corporation (the “Company”) approved a management incentive compensation cash bonus program for calendar year 2010 under the 2010 Composite Technology Corporation Omnibus Incentive Plan (the “Incentive Plan”).  Under the Incentive Plan, executive officers of the Company may be eligible for bonus payments if the Company or certain of its subsidiaries exceed specified levels of operating metrics in calendar year 2010. The Incentive Plan sets forth a discretionary $1,200,000 bonus pool for executives with specific bonus payments to be determined by the Company’s Compensation Committee.  All bonuses are earned based on the achievement of revenue related and non-GAAP operating income related metrics. The Incentive Plan includes the following potential bonus payments for executives for achieving target metrics:  Benton H. Wilcoxon, the Company’s Chief Executive Officer, up to 100% of base salary, John P. Brewster, CTC Cable’s President, 80% of base salary, Marvin Sepe, the Company’s Chief Operating Officer, 60% of base salary, D.J. Carney, the Company’s Chief Financial Officer 60% of base salary.  The Incentive Plan allows for discretionary payments of up to double the targeted bonus levels in the event that the Company significantly exceeds profitability metrics.  The profitability metrics are outlined in Exhibit 10.1 to this Form 8-K, which is incorporated herein in its entirety by reference. Payments of any  2010 Incentive Plan discretionary bonus payments are conditional upon i) the Company having sufficient unrestricted cash on the balance sheet to cover one year’s estimated cash operating requirements for the Company on the date of proposed payment and ii) that the payment of such bonuses does not result in the violation of any of the Company’s debt covenants. To date, the Company has not prepared formal Incentive Plan notification documents but expects to do so for all plan participants at a later date.

In addition, on April 26, 2010 the Board of Directors of the Company approved one time cash bonus payments of $100,000 to Benton H. Wilcoxon, the Company’s Chief Executive Officer, and $100,000 to D.J. Carney, the Company’s Chief Financial Officer, to reward and compensate these officers for:  i) the 2008 base pay increases which were approved in August 2008 and earned in October 2008 but for which the officers elected to defer due to the conditions of the financial markets and the state of the Dewind business at that time; ii)  the improvement of the Company’s financial position resulting from the Dewind asset sale of September 4, 2009; and iii) the closing of $10 million of debt financing on April 12, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2010Composite Technology Corporation Omnibus Incentive Plan Summary dated April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: April 30, 2010
	By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon, Chief Executive Officer